Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Chase Packaging Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ann
W. Green, Assistant Secretary and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (3) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                     /s/ Ann W. Green
                                                     ---------------------------
                                                     Ann W. Green
                                                     Assistant Secretary and
                                                     Principal Financial Officer

November 7, 2005